SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

DRAGON ACQUISITION CORPORATION

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(Name of Registrant as Specified In Its Articles)

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Dragon Acquisition Corporation

c/o Nautilus Global Partners

700 Gemini, Suite 100, Houston, TX 77056

INFORMATION STATEMENT

We are not asking you for a proxy and you are

requested not to send us a proxy

Summary

This Information Statement is being furnished to the holders of outstanding Ordinary Shares, par value $0.001 per share, of Dragon Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (the “Company”), as of January 20,2010 (the "Record Date"), in connection with the following amendments to the Company's Memorandum and Articles of Association (together, the “Articles”):

1.

An amendment to the Articles to consolidate and increase (the “Consolidation”) the share capital of the Company from US$51,000 divided into 50,000,000 Ordinary Shares of US$0.001 par value each and 1,000,000 Preference Shares of US$0.001 par value each to US$253,424.88 divided into 100,000,000 Ordinary Shares of US$0.002112 par value each and 20,000,000 Preference Shares of US$0.002112 par value each, with such additional shares having the rights and privileges and being subject to the restrictions as determined from time to time by the Company’s Board of Directors.

The Consolidation will be effected as follows:

(i)

The consolidation of 50,000,000 Ordinary Shares of US$0.001 par value each into 23,675,656 Ordinary Shares of US$0.002112 par value each;

(ii)

The consolidation of 1,000,000 Preference Shares of US$0.001 par value each into 473,514 Preference Shares of US$0.002112 par value each;

(iii)

The creation of 76,324,344 Ordinary Shares with a par value of US$0.002112 par value each; and

(iv)

The creation of 19,526,486 Preference Shares with a par value of US$0.002112 each.

YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

The cost of this Information Statement will be borne by the Company.

This Information Statement is first being sent to shareholders on or about January 29, 2010.

Record Date

The Company’s Board of Directors on December 4, 2008, adopted, by unanimous written consent, resolutions (i) recommending the amendments to the Company’s Articles to affect the changes listed above, and (ii) calling an extraordinary general meeting of the holders of Ordinary Shares of the Company as of the close of business on January 20, 2010 (the “Record Date”) on February 29, 2010

Pursuant to the laws of the Cayman Islands, approval of the foregoing resolutions requires the approval by two thirds of the shareholders who vote at a general meeting.  The Company’s Board of Directors has scheduled a general meeting, but is not soliciting proxies in connection with the meeting since one of the Company’s shareholders, holding approximately 86% of the issued and outstanding Ordinary Shares, has indicated to the Company that it intends to vote for the above Amendments to the Company’s Articles which will take effect upon registration of the Amended Articles.  Accordingly, the Company is not soliciting proxies in connection with the meeting and is providing this Information Statement for information purposes only.

Voting Securities

The voting securities of the Company are its Ordinary Shares, of which 50,000,000 shares are authorized and 2,111,874 of which were issued and outstanding as of January 20, 2010.  All outstanding Ordinary Shares are entitled to one vote on each matter submitted for voting by the shareholders.

Security ownership of certain beneficial owners

The following table sets forth, as of January 20, 2010, the number of Ordinary Shares owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of our outstanding Ordinary Shares.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
David Richardson*	50,500 (1)	2.4%
Joseph Rozelle*	0	0.0%
Access America Fund, LP 11200 Westheimer, Suite 508 Houston, TX 77042	1,830,374 (2)	86.7%
Mid-Ocean Consulting Limited 5 Governor’s Cay Sandy Port, Nassau Bahamas	50,000	2.4%
All Officers and Directors as a group (2 individuals)	50,500	2.4%

*

The address of Messrs. Richardson and Rozelle is c/o Nautilus Global Business Partners, 700 Gemini, Suite 100, Houston, Texas 77058.

(1)

Includes 50,000 shares held by Mid-Ocean Consulting Limited.  Mr. Richardson is the owner and the President and CEO of Mid-Ocean Consulting Limited and has voting and investment control over such shares.  Also includes, 500 shares held by Mr. Richardson's wife.

(2)

Joseph Rozelle, the Company’s Chief Executive Officer is also an employee of Access America Fund, LP, a Delaware limited liability company.  Access America Fund acquired its shares from Nautilus Global Partners, LLC pursuant to a securities purchase agreement.

PROPOSAL NO. 1

AMENDMENT TO MEMORANDUM AND ARTICLES TO CONSOLIDATE AND INCREASE THE COMPANY’S SHARE CAPITAL

A holder of 86% of the outstanding Ordinary Shares has indicated to the Company that it intends to vote in favor of the Amendments to the Company’s Articles.  Accordingly, the Company is not seeking proxies from shareholders and is providing this notice for information purposes only.

Reasons for Amendments

The Company’s Board of Directors believes that the proposed amendments to the Company’s share capital will make the Company’s share capital structure more attractive to prospective business venture partners in the event the Company is able to identify one or more business opportunities.  The Company was formed for the purpose of acquiring, through a share exchange, asset acquisition or similar business combination an operating business and the Board of Directors considers the Company’s current share capital to be insufficient for the Company to meet various needs that may arise from time to time in the future.  The Board of Directors believes that increasing the Company’s share capital will provide the Company with greater flexibility to pursue acquisition candidates and to take other actions to enhance shareholder value.  The Board of Directors believes that the consolidation and increase in the Company’s share capital will provide sufficient shares, without additional expense or delay, for investments or acquisitions by the Company, share sales, grants or awards under future management incentive and employee benefit plans and programs, share splits or share dividends and other general corporate purposes.

Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, because there is no trading in our shares, we do not expect a change in the market price of our Ordinary Shares.

As result of the consolidation and increase in share capital, the par value of the Company’s Ordinary Shares and Preference Shares will change from US$0.001 to US$0.002112 per share and the Company’s authorized share capital will be increased to 100,000,000 Ordinary Shares and 20,000,000 Preference Shares.

As of January 20, 2010, there were 2,111,874 Ordinary Shares outstanding and no Preference Shares outstanding.

Ordinary Shares

Each additional Ordinary and Preference share authorized by the Amendment to the Company's Articles will have the same rights and privileges as each such share currently authorized or outstanding.

Holders of Ordinary Shares are entitled to one vote for each ordinary share on all matters to be voted on by the shareholders.  Holders of Ordinary Shares do not have cumulative voting rights.  Holders of Ordinary Shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.  In the event of a liquidation, dissolution or winding up of the Company, the holders of Ordinary Shares are entitled to share pro rata all assets remaining after payment in full of all liabilities.  Holders of Ordinary Shares have no preemptive rights to purchase Ordinary Shares.  There are no conversion or redemption rights or sinking fund provisions with respect to the Ordinary Shares.

Authorized but unissued Ordinary Shares may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s shareholders, except as otherwise required by applicable law.

Preference Shares

The designations, rights and preferences of the Company’s Preference Shares shall be determined from time to time by the Company’s Board of Directors.

The forgoing amendments to the Company’s Memorandum and Articles of Association will be effective upon filing of the Memorandum and Articles of Association in the Cayman Islands, which is expected to occur no sooner that 20 calendar days after the mailing hereof.

The Company has determined that a shareholder holding the necessary number of votes to approve the foregoing proposals will vote in favor of their adoption.  Accordingly, the Company is sending this Information Statement to you as a matter of regulatory compliance.  The Company is not seeking your proxy and you are requested not to send a proxy. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.